Exhibit 32.2

National Automation Service, Inc.

 Certification of Principal Financial Officer
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the quarterly report of National Automation Services, Inc. (the “Company”) on Form 10-Q/A for the three months ended March 31, 2014, Jeremy W Briggs hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:	July 14, 2014

/s/ Jeremy W Briggs
Jeremy W Briggs
Principal Financial Officer